REVOLVING CREDIT AGREEMENT

                             DATED AS OF

                            May 19, 1995

                                AMONG

                  TELEPHONE AND DATA SYSTEMS, INC.,

                                 and

             THE FIRST NATIONAL BANK OF BOSTON, AS AGENT

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                          TABLE OF CONTENTS


   1.        DEFINITIONS AND RULES OF INTERPRETATION1

             1.1.  Definitions                                1
             1.2.  Rules of Interpretation                    7

   2.        THE REVOLVING CREDIT FACILITY                    8

             2.1.  Commitment to Lend                         8
             2.2.  Facility Fee                               8
             2.3.  Reduction of Commitment                    8
             2.4.  The Notes                                  8
             2.5.  Requests for Loans                         9
             2.6.  Funds for Loans                            9
             2.7.  Mandatory Repayments of Loans              9
             2.8.  Optional Repayments of Loans              10

   3.        INTEREST; CERTAIN GENERAL PROVISIONS            10

             3.1.  Interest on Loans; Payment                10
             3.2.  Interest Period Options                   10
             3.3.  Indemnity                                 10
             3.4.  Funds for Payments                        11
             3.5.  Computations                              11
             3.6.  Inability to Determine Eurodollar Rate    11
             3.7.  Illegality                                11
             3.8.  Additional Costs, Etc.                    12
             3.9.  Certificate                               13
             3.10. Capital Adequacy                          13
             3.11. Interest on Overdue Amounts               13

   4.        REPRESENTATIONS AND WARRANTIES                  14

             4.1.  Corporate Authority                       14
             4.2.  Governmental Approvals                    14
             4.3.  Title to Properties; Leases               14
             4.4.  Financial Statements                      15
             4.5.  No Material Changes, Etc.                 15
             4.6.  Franchises, Patents, Copyrights, Etc.     15
             4.7.  No Litigation                             15
             4.8.  No Materially Adverse Contracts, Etc.     16
             4.9.  Compliance, With Other Instruments,
                     Laws, Etc.                              16
             4.10. Tax Status                                16
             4.11. No Event of Default                       16

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                                -iii-

             4.12. Holding Company and Investment
                     Company Acts                            16
             4.13. Certain Transactions                      17
             4.14. ERISA Compliance                          17
             4.15. Purpose Credit                            18
             4.16. Environmental Compliance                  18
             4.17. Compliance With Fair Labor Standards
                     Act                                     19
             4.18. Subsidiaries                              19
             4.19. Disclosure                                19

   5.        AFFIRMATIVE COVENANTS OF THE BORROWER           19

             5.1.  Punctual Payment                          19
             5.2.  Maintenance of Office                     19
             5.3.  Records and Accounts                      19
             5.4.  Financial Statements, Certificates
                     and Information                         19
             5.5.  Corporate Existence; Maintenance of
                     Properties                              21
             5.6.  Insurance                                 21
             5.7.  Taxes, Etc.                               21
             5.8.  Inspection of Properties and Books        22
             5.9.  Compliance with Laws, Contracts, Licenses,
                     and Permits                             22
             5.10. Pension Plans                             22
             5.11. Further Assurances                        23
             5.12. Notices                                   23
             5.13. Fair Labor Standards Act                  23
             5.14. Environmental Events                      23
             5.15. Notification of Claims                    23
             5.16. Use of Proceeds                           23
             5.17. Notice of Litigation, Judgment and
                     Material Events                         23

   6.        CERTAIN NEGATIVE COVENANTS OF THE BORROWER      24

             6.1.  Federal Regulations                       24
             6.2.  Restriction on Ability to Repay Loans     24
             6.3.  Employee Benefit Plans                    24
             6.4.  Compliance with Environmental Laws        24
             6.5.  Restricted Transactions                   25

   7.        FINANCIAL COVENANTS OF THE BORROWER             25

             7.1.  Debt Rating                               25
             7.2.  Minimum Consolidated Net Worth            25

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                                -iv-

   8.        CLOSING CONDITIONS                              25

             8.1.  Corporate Action                          25
             8.2.  Loan Documents                            25
             8.3.  Opinion of Borrower's Legal Counsel       25
             8.4.  Certified Copies of Charter Documents     25
             8.5.  Incumbency Certificate                    25
             8.6.  Good Standing Certificates                26

   9.        CONDITIONS TO ALL BORROWINGS                    26

             9.1.  Representations True; No Event of Default 26
             9.2.  No Legal Impediment                       26
             9.3.  Governmental Regulation                   26
             9.4.  Proceedings and Documents                 26

   10.       EVENTS OF DEFAULT; ACCELERATION                 26

   11.       THE AGENT                                       28

             11.1. Authorization                             28
             11.2. Employees and Agents                      28
             11.3. No Liability                              28
             11.4. No Representations                        28
             11.5. Payments                                  29
             11.6. Holders of Notes                          29
             11.7. Indemnity                                 29
             11.8. Agent as Bank                             29
             11.9. Resignation                               29

   12.       EXPENSES                                        30

   13.       INDEMNIFICATION                                 30

   14.       SURVIVAL OF COVENANTS, ETC.                     30

   15.       ASSIGNMENT AND PARTICIPATION                    31

             15.1. Conditions to Assignment by Banks         31
             15.2. Certain Representations and Warranties;
                     Limitations; Covenants                  31
             15.3. Register                                  32
             15.4. New Notes                                 32
             15.5. Participations                            32
             15.6. Disclosure                                32
             15.7. Assignee or Participant Affiliated with
                     the Borrower                            33
             15.8. Miscellaneous Assignment Provisions       33

             15.9. Assignment by Borrower                    33

   16.       NOTICES, ETC.                                   33

   17.       GOVERNING LAW                                   34

   18.       HEADINGS                                        34

   19.       COUNTERPARTS                                    34

   20.       ENTIRE AGREEMENT, ETC.                          34

   21.       WAIVER OF JURY TRIAL                            34

   22.       CONSENTS, AMENDMENTS, WAIVERS, ETC.             34

   23.       FCC APPROVAL                                    35

   24.       SEVERABILITY                                    35

   25.       CONFIDENTIALITY                                 35


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                                -vi-

                       SCHEDULES AND EXHIBITS


   EXHIBIT A:               Form of Revolving Credit Note
   EXHIBIT B:               Form of Loan Request
   EXHIBIT C:               Form of Compliance Certificate
   EXHIBIT D:               Form of Opinion of Borrower's Counsel
   EXHIBIT E:               Form of Assignment and Acceptance

   SCHEDULE 1.1(a):         Revolving Credit Commitments
   SCHEDULE 1.1(b):         Eurodollar Lending Offices
   SCHEDULE 1.2             Margin Percentage
   SCHEDULE 4.14:           Assets and Accrued Benefits
   SCHEDULE 4.18            Material Subsidiaries

                     REVOLVING CREDIT AGREEMENT


             This REVOLVING CREDIT AGREEMENT is made as of the 19th day of May, 1995, by and among TELEPHONE AND DATA SYSTEMS, INC. (the "Borrower"), an Iowa corporation having its principal place of business at 30 N. LaSalle Street, Chicago, Illinois 60602, the financial institutions listed on Schedule 1.1(a) hereto (the "Banks") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (the "Agent").

             1.    DEFINITIONS AND RULES OF INTERPRETATION.

             1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

             Affiliate.   Any Person that  would be considered  to
   be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

             Agent.   The First  National Bank of Boston acting as
   agent for the Banks.

             Agent's Special Counsel. Bingham, Dana & Gould of Boston, Massachusetts, or such other counsel as may be approved by the Agent.

             Assigning Fee.  See Section 16.

             Assignment and Acceptance.  See Section 16.1.

             Balance Sheet Date.  December 31, 1994.

             Bank of Boston.   The First National Bank of  Boston,
   in its individual capacity.

             Banks.     The  financial   institutions  listed   on
   Schedule 1.1(a), and any of their successors and assigns.

             Base  Rate.   The lower  of  (a)  the annual  rate of
   interest announced from time to time by the Agent at its head office in Boston, Massachusetts as its "base rate" and (b) the Federal Funds Rate charged by the Federal Reserve Bank to member banks plus three-quarters of one percent (3/4%).

             Basis  Points.    One  one-hundredth  of  one percent
   (0.01%).

             Borrower. Telephone and Data Systems, Inc., an Iowa corporation.

             Business Day. Any day on which banking institutions in Boston, Massachusetts and Chicago, Illinois are open for the transaction of banking business.

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                                 -2-

             CERCLA.  See Section 4.16.

             Closing Date.  May 19, 1995.

             Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

             Commitment.   With respect to  each Bank, the  amount
   set forth in the column labeled Commitment, opposite such Bank's name on Schedule 1.1(a) hereto, as the same may be reduced from time to time.

             Commitment Percentage.   With respect  to each  Bank,
   the percentage set forth opposite such Bank's name on Schedule
   1.1(a) thereto.

             Compliance Certificate.  See Section 5.4.

             Consolidated or consolidated.   With reference to any
   term  defined herein, shall mean  that term as  applied to the
   accounts  of  the  Borrower   and  all  of  its  Subsidiaries,
   consolidated in accordance  with Generally Accepted Accounting
   Principles.

             Consolidated Net Worth.   The excess of  Consolidated
   Total Assets over Consolidated Total Liabilities.

             Consolidated  Total  Assets.     All  assets  of  the
   Borrower  and  its Subsidiaries  determined on  a consolidated
   basis  in  accordance   with  Generally  Accepted   Accounting
   Principles.

             Consolidated Total Liabilities.   All liabilities  of
   the Borrower and its Subsidiaries determined on a consolidated
   basis   in  accordance  with   Generally  Accepted  Accounting
   Principles (including all Funded Debt and other indebtedness of the Borrower and its Subsidiaries).

             Continuation  Request.     A  notice  given  by   the
   Borrower to the Agent in accordance with Section 3.2 pursuant to which the Borrower notifies the Agent of its election to continue a Loan for a particular Interest Period.

             Credit Agreement.   This  Revolving Credit Agreement,
   including the Schedules and Exhibits hereto.

             Debt  Rating.   At  the relevant  time  of  reference
   thereto, the debt rating issued by S&P or Moody's with respect to unsecured indebtedness of the Borrower not maturing within twelve months and not subordinated by its terms in right of payment to other indebtedness of the Borrower.

             Default.  See Section 10.

             Dollars.   Dollars in lawful  currency of the  United
   States of America.

             Drawdown Date.   The date on  which any  Loan is made
   or is to be made in accordance with Section 2.1.

             Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a
   net  worth   of  at  least     $1,000,000,000,  calculated  in
   accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

             Environmental Laws.  See Section 4.16.

             ERISA. The Employee Retirement Income Security Act of 1974, as amended.

             ERISA Affiliate.   Any Person which  is treated as  a
   single employer with the Borrower under Section 414 of the Code.

             ERISA  Reportable Event.    A reportable  event  with
   respect to  a Guaranteed  Pension Plan  within the  meaning of
   Section  4043  of   ERISA  and  the  regulations   promulgated
   thereunder as to which the requirement of notice has not been waived.

             Eurocurrency Reserve Requirement.   For any  day with
   respect to a Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation
   D), if  such liabilities  were outstanding.   The Eurocurrency
   Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirement.

             Eurodollar Business Day.   Any Business Day on  which
   commercial   banks  are   open   for  international   business
   (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

             Eurodollar Lending Office. Initially, the office of each Bank designated as such on Schedule 1.1(b) hereto and, thereafter, such other office of such Bank, if any, that shall be making or maintaining Loans.

             Eurodollar  Rate.    For  any  Interest  Period  with
   respect to a Loan, a rate per annum equal to the quotient (rounded upwards to the next higher 1/16 of one percent) of
   (a) (i) the rate per annum for deposits in U.S. Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Eurodollar Business Days prior to the beginning of such Interest Period, or (ii) if such rate specified in clause
   (i) does not appear on the Telerate Page 3750, the rate at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the eurodollar interbank market
   where  the  eurodollar  and   foreign  currency  and  exchange
   operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 A.M., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Agent's Loan to which such Interest Period applies, divided in either case by (b) a
   number   equal   to  1.00   minus  the   Eurocurrency  Reserve
   Requirement.

             Event of Default.  See Section 10.

             FCC. The Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision) of the United States.

             FCC  License.   Any license,  permit, certificate  of
   compliance, franchise, approval or authorization granted or issued by the FCC.

             Facility Fee.  See Section 2.2.

             Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

             Funded  Debt.     As  to   any  Person  and   without
   duplication, the amount of (a) any obligation of such Person to repay money borrowed, (b) any indebtedness of such Person evidenced by notes (other than short-term trade debt incurred in the ordinary course of business), bonds, debentures or similar instruments, (c) any obligation of others constituting Funded Debt secured by an asset of such Person, whether or not such obligation is assumed by such Person and (d) all obligations of such Person with respect to leases which should be capitalized on such Person's financial statements in accordance with Generally Accepted Accounting Principles.

             Generally     Accepted     Accounting     Principles.
   Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect for the fiscal year ended on the Balance Sheet Date, and to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than
   a   qualification  regarding  changes  in  generally  accepted accounting principles) as to financial statements in which such principles have been properly applied.

             Guaranteed   Pension   Plan.     Any   pension   plan
   maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries contributes, that is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

             Hazardous Substances.  See Section 4.16.

             Interest Payment Date. As to any Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the Drawdown Date thereof and the last day of such Interest Period.

             Interest  Period.   With respect  to each  Loan,  (a)
   initially, the period commencing on the date such Loan is made and ending on the last day of a period of either seven (7) days or 1, 2, 3, or 6 months as selected by the Borrower in a Loan Request for any Loan, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Continuation
   Request;  provided    that  all of  the  foregoing  provisions
   relating to Interest Periods are subject to the following:

                   (i) if any Interest Period with respect to a Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                   (ii) if the Borrower shall fail to give a Continuation Request as provided in Section 3.2 with respect to a Loan, the Borrower shall be deemed to have requested that a seven (7) day Interest Period apply to such Loan commencing on the last day of the then current Interest Period with respect thereto;

                   (iii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                   (iv)  the Borrower may not select  an Interest
   Period  for any  Loan that would  extend beyond  the scheduled
   Maturity Date.

             Loan  Documents.    This  Credit  Agreement  and  the
   Notes.

             Loan Request.  See Section 2.5.

             Loans.    Collectively,  the  loans  advanced to  the
   Borrower by the Banks pursuant to this Credit Agreement.

             Majority Banks.   As of  any date, the Banks  holding
   at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitment constitutes at least sixty-six and two-thirds percent (66-2/3 %) of the Total Commitment.

             Margin   Percentage.     At  the  relevant   time  of
   reference hereto, the applicable rate per annum, expressed in Basis Points, set forth in the table attached hereto as
   Schedule 1.2 beneath the column for the applicable Debt Rating in the row labeled "Margin Percentage".

             Material Subsidiaries.     Those Subsidiaries  listed
   on Schedule 4.18.

             Maturity Date.   364 days following the Closing  Date
   or such earlier date on which the outstanding Loans hereunder are declared due and payable pursuant to the terms of this
   Credit  Agreement   or  on  which  the   Total  Commitment  is
   terminated.

             Moody's.  Moody's Investors Service, Inc.

             Multiemployer Plan.   Any  multiemployer plan  within
   the  meaning   of  Section   3(37)  of  ERISA   maintained  or
   contributed to by any of the Borrowers or any ERISA Affiliate.

             Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record maintained by the Bank holding such Note with respect to any Loan.

             Notes.   The  promissory  notes  issued  pursuant  to
   Section 2.4 of this Credit Agreement evidencing the Loans.

             Obligations.     All  indebtedness,  obligations  and
   liabilities of the Borrower and its Subsidiaries to the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect,
   joint  or   several,  absolute   or  contingent,  matured   or
   unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of Loans and any Notes or other instruments at any time evidencing any thereof.

             Outstanding  or  outstanding.   With  respect  to the
   Loans, the aggregate unpaid principal thereof as of any date of determination.

             PBGC.    The  Pension  Benefit  Guaranty  Corporation
   created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

             Person.    Any individual,  corporation, partnership,
   limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

             Proprietary Rights.  See Section 4.6.

             Real Estate. All real property at any time owned or leased by the Borrower or any of its Subsidiaries.

             Register.  See Section 16.3.

             S&P.  Standard & Poor's Corporation.

             Sale.   Any sale,  transfer or  other disposition  of
   assets (other than by means of a simultaneous exchange of assets of a similar type and having a comparable value),
   whether   in  one   transaction   or  a   series  of   related
   transactions, if the assets so transferred have a value taken at the greater of (i) fair value (which shall be the price at which the Board of Directors of the relevant Person shall have agreed to sell such assets in an arm's length transaction to a third party buyer which is not an Affiliate) or (ii) book value, as of the date of reference thereto, in excess of five percent (5%) of the Consolidated Net Worth of the Borrower.

             Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

             Telerate  Page 3750.    The display  page  designated
   3750 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may replace the Dow Jones Telerate Service as a customary reference for interest rates).

             Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

             Voting Stock.   Stock  or similar  interests, of  any
   class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the
   election  of the  directors  (or   persons performing  similar
   functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

             1.2.  Rules of Interpretation.

             (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

             (b) The singular includes the plural and the plural includes the singular.

             (c) A reference to any law includes any amendment or modification to such law.

             (d)   A  reference   to  any  Person  includes   its
   permitted successors and permitted assigns.

             (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted
   Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

             (f)   The    words    "include",   "includes"    and
   "including" are not limiting.

             (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

             (h) Reference to a particular "Section" refers to that section of the agreement in which such reference appears unless otherwise indicated.

             (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to any particular section or subdivision of that agreement unless otherwise specifically indicated.

             (j) The Section references and defined terms set forth in parentheticals at the end of certain definitions in
   Section 1.1 are intended for convenience of reference only to cite to other sections of this Credit Agreement where such terms are used and shall not define or limit the defined terms set forth in Section 1.1.

             2.    THE REVOLVING CREDIT FACILITY.

             2.1.  Commitment to Lend.   Subject to the terms  and
   conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5 such sums as requested by the
   Borrower  up   to   a  maximum   aggregate  principal   amount
   outstanding (after giving effect to all amounts then being requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts then being requested) shall not exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment
   Percentage.    Each request  for  a  Loan  shall constitute  a
   representation by the Borrower that the conditions set forth in Section 8 and Section 9, in the case of the initial Loans to be made on the Closing Date, and Section 9, in the case of all other Loans, have been satisfied on the date of such request.

             2.2.  Facility Fee.   The Borrower  agrees to pay  to
   the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated daily on the Total Commitment in effect on such date at the per annum rate equal to that amount set forth on Schedule 1.2 in the row headed "Facility Fee" beneath the column for the Debt Rating in effect for such
   date.   The  amount  of such  Facility  Fee shall  be  payable
   quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date for the fiscal quarter, or portion thereof, of the Borrower then ended.

             2.3.  Reduction of Commitment.

             (a) The Borrower shall have the right at any time and from time to time upon two (2) Business Days' written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in
   such  notice or,  as the  case may  be, terminated.   Promptly
   after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the
   substance  thereof.   No reduction of  the Commitments  of the
   Banks may be reinstated.

             (b)   Upon   the   effective  date   of   any   such
   termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any Facility Fee then accrued.

             2.4.  The Notes.   The  Loans shall  be evidenced  by
   separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated the Closing
   Date  and completed  with  appropriate insertions.   One  Note
   shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus
   interest accrued  thereon, as set  forth below.   The Borrower
   irrevocably authorizes each Bank to make or cause to be made, at or about the time of receipt of any payment of principal on such Bank's Note, an appropriate notation reflecting such payment on the Note Record attached to such Bank's Note. The outstanding amount of the Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

             2.5.   Requests for Loans.   The  Borrower shall give
   to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of
   Exhibit B hereto) of each   Loan requested hereunder (a  "Loan
   Request")  no later than 11:00 a.m. (Boston time) at least two
   (2) Eurodollar  Business Days  prior to the  proposed Drawdown
   Date  of any  Loan.   Each such notice  shall specify  (i) the
   principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan and (iii) the Interest Period for such Loan. Promptly upon receipt of any such Loan Request, the Agent shall notify each of the Banks of the substance thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum amount of $3,000,000 or an integral multiple of $250,000 in excess thereof.

             2.6.  Funds for Loans.

             (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks, severally, will make available to the Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 8 and 9 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make the aggregate amount of such Loans available to the Borrower. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Loans.

             (b) The Agent may (unless notified to the contrary by any Bank prior to a Drawdown Date) assume that each Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount advanced by the Agent on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

             2.7.  Mandatory Repayments  of Loans.   The  Borrower
   promises to pay the outstanding amount of all Loans on the Maturity Date. In addition, if at any time the outstanding amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Loans.

             2.8.  Optional  Repayments  of  Loans.   The Borrower
   shall   have  the  right,  at   its  election,  to  repay  the
   outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any Loans prior to the end of the Interest Period applicable
   thereto, the  Borrower shall  be obligated  to reimburse   the
   Banks  in  respect  thereof  pursuant  to Section  3.3.    The
   Borrower shall give the Agent, no later than 11:00 a.m. (Boston time) at least two (2) Eurodollar Business Days'
   notice of any proposed repayment of Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of Loans shall be in a minimum amount of $3,000,000 or an
   integral  multiple  of  $250,000  in  excess  thereof.    Each
   repayment pursuant to this Section 2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the
   date of  payment.    Each  such  partial  repayment  shall  be
   allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

             3.    INTEREST; CERTAIN GENERAL PROVISIONS.

             3.1.  Interest  on   Loans;  Payment.     Except   as
   otherwise increased pursuant to Section 3.11 hereof, the outstanding amount of each Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the applicable Margin Percentage as in effect on
   the  first  day  of  such   Interest  Period.    The  Borrower
   absolutely and unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

             3.2.    Interest Period  Options.    Upon  notice  (a
   "Continuation Notice") given to the Agent no later than 11:00 a.m. (Boston time) at least two (2) Eurodollar Business Days' prior to the expiration of an Interest Period applicable to any Loan, the Borrower may elect to continue such Loan upon the expiration of the then applicable Interest Period for another Interest Period of the duration specified in such notice; provided that no Loan may be continued for an Interest Period in excess of seven (7) days when any Default or Event of Default has occurred and is continuing; provided further that the Loans to which a particular Interest Period applies shall be in an aggregate principal amount of $3,000,000 or an
   integral  multiple  of  $250,000  in  excess  thereof.    Each
   continuation of a Loan hereunder shall be allocated between the Banks in proportion, as nearly as practicable, to such Bank's Commitment Percentage, with adjustments to the extent practicable to equalize any prior continuations not exactly in proportion.

             3.3. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loans, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or a Continuation Request in accordance with Sections
   2.5  or 3.2 other than  as a result of  a default by any Bank,
   (c) the making of any payment of a Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loan, to the extent not off-set by income derived from the redeployment of such funds or (d) default by the Borrower in making any repayment of a Loan after the Borrower has given a
   notice in accordance  with Section 2.8.   This covenant  shall
   survive the termination of this Credit Agreement and payment of the Notes.

             3.4.  Funds   for   Payments.      All  payments   of
   principal, interest, and the Facility Fee and any other amounts due hereunder or under any of the other Loan Documents shall be made by the Borrower to the Agent at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110 or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

             3.5.  Computations.   All computations of interest on
   the Loans and the Facility Fee shall be based on a 360 day year and twelve 30 day months and paid for the actual number
   of days  elapsed.   Except as otherwise  specifically provided
   herein, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during
   such extension.    The  outstanding  amount of  the  Loans  as
   reflected on the Note Records from time to time shall be considered conclusive and binding absent manifest mathematical error on the Borrower unless within thirty (30) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Borrower shall notify the Agent or such Bank to the contrary.

             3.6.  Inability  to Determine  Eurodollar  Rate.   In
   the  event  the  Agent   shall  determine  that  adequate  and
   reasonable  methods   do  not  exist   for  ascertaining   the
   Eurodollar Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, the Agent shall forthwith give telex notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower at least one (1) Business Day before the first day of such Interest Period. In such event, (a) any Loan Request or
   Continuation   Request  with   respect   to  Loans   shall  be
   automatically withdrawn, (b) the Borrowers and the Banks shall negotiate in good faith to agree on an alternative interest rate which is reasonably equivalent to the Eurodollar Rate; provided that if the Borrowers and the Banks are unable to agree on such alternative interest rate prior to the last day
   of  the   then  current   Interest  Period,  each   Loan  then
   outstanding will as of the last day of the then current Interest Period bear interest at a per annum rate equal to the Base Rate in effect from time to time payable in arrears on the last day of each fiscal quarter of the Borrower and (c) the obligations of the Banks to make additional Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

             3.7.     Illegality.     Notwithstanding  any   other
   provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over any Bank or its Eurodollar Lending Office shall assert that it is unlawful, for such Bank or its Eurodollar Lending Office to make or maintain Loans that bear interest calculated by
   reference  to  the  Eurodollar   Rate,  (a)  such  Bank  shall
   forthwith give telex notice of such circumstances, confirmed in a writing delivered to the Borrower by courier or postal service (which notice shall be withdrawn by such Bank when such Bank shall reasonably determine that it shall no longer be illegal for such Bank or its Eurodollar Lending Office to make or maintain such Loans), (b) the commitment of such Bank to make or maintain Loans shall forthwith be cancelled and (c) such Bank's Loans then outstanding, if any, shall be converted automatically on the next succeeding last day of each Interest Period applicable to such Loans or within such earlier period as may be required by law to Loans which bear interest at a per annum rate equal to an alternative interest rate which is reasonably equivalent to the Eurodollar Rate upon which the Agent and the Banks may in good faith agree; provided that if the Borrowers and the Banks are unable to agree on such alternative interest rate, such Loans shall bear interest at a per annum rate equal to the Base Rate in effect from time to time payable in arrears on the last day of each fiscal quarter of the Borrower. The Borrower agrees promptly to pay the Agent for the account of each Bank, upon demand by the Agent, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this Section 3.7, including any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their Loans (the Agent's written notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

             3.8.   Additional  Costs,  Etc.   If  any  present or
   future, or any change in any present or future, applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or
   the   interpretation   thereof   and   requests,   directives,
   instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

             (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans advanced by such Bank (other than taxes based upon or measured by the income or profits of such Bank), or

             (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to such Bank under this Credit Agreement or the other Loan Documents, or

             (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of any Bank, or

             (d) impose on any Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part;

   and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amounts payable to such Bank hereunder on account of such Bank's Commitment or the Loans, or

               (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon written demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby); provided that in the event that such additional cost, reduction, payment, or foregone interest or other sum which was incurred by such Bank is subsequently returned or reimbursed to such Bank, such Bank shall return or reimburse to the Borrower any additional amount paid pursuant to this Section 3.8 by the Borrower to such Bank with respect thereto. In the event that any of the foregoing events occur, each Bank will use its best efforts to take such actions as are reasonably feasible and available to such Bank to decrease the additional costs payable hereunder; provided that no Bank shall be required to transfer any activities related to this Agreement to any jurisdiction in which such Bank does not at such time regularly conduct ordinary banking operations. Such Bank shall give the Borrower written notice of any event causing such additional cost, reduction, payment or foregone interest or other sum within 90 days of the occurrence thereof and the Borrower shall not be liable for any such costs incurred prior to the date which is 90 days prior to the date of such notice.

          3.9. Certificate. A certificate setting forth any additional amounts payable pursuant to Section 3.8 and the changes as a result of which such amounts are due and the computations in reasonable detail pursuant to which such amounts were calculated, submitted by any Bank to the Borrower, shall be conclusive absent manifest error. Upon delivery of a notice to such Bank no more than thirty Business Days after receipt of such certificate, the Borrower shall have reasonable opportunity to review and discuss such computations with a responsible officer at such Bank.

          3.10. Capital Adequacy. If any present or future, or any change in any present or future, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank determines that the amount of capital required to be maintained by it or such corporation is increased by or based upon the existence of its Commitment or the Loans made pursuant hereto, then such Bank may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the rates of interest payable hereunder, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation to such Bank, such amount to be conclusive and binding on the Borrower, absent manifest error. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

          3.11. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded daily and payable on demand at a rate per annum which is two percent (2%) above the per annum interest rate otherwise applicable to such Loans, until such amount shall be paid in full (after as well as before judgment).

          4.   REPRESENTATIONS  AND  WARRANTIES.    The  Borrower
   represents and warrants to the Banks as follows:

          4.1. Corporate Authority.

          (a) Incorporation; Good Standing. Each of the Borrower and its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Material Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations or (y) the Borrower or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

          (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority and legal right of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Material Subsidiaries, taken as a whole and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

          (c) Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          4.2. Governmental Approvals. The execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed.

          4.3. Title to Properties; Leases. Other than as noted on the audited consolidated financial statements of the Borrower and its Subsidiaries as at the Balance Sheet Date, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for liens which do not in aggregate have a material adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole. The Borrower and its Material Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect except to the extent that the failure to enjoy peaceful and undisturbed possession of such lease or the failure of such lease to be valid, subsisting and in full force and effect does not have a material adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole.

          4.4. Financial Statements. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by Arthur Andersen and Company, the Borrower's independent certified public accountants. Such balance sheet and statements of income, retained earnings and cash flow have been prepared in accordance with Generally Accepted Accounting Principles consistently applied and are correct and complete and fairly present the financial condition of the Borrower and its Material Subsidiaries as at the close of business on the date thereof and the consolidated results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower and not disclosed in said balance sheet and the related notes thereto.

          4.5. No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the related consolidated statements of income, retained earnings or cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Material Subsidiaries, taken as a whole.

          4.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower and its Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, FCC Licenses, other licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could affect or impair in a material manner the business or assets of the Borrower and its Material Subsidiaries, taken as a whole. Except as disclosed in the financial statements referred to in
   Section 4.4 hereof, the Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by the Borrower or any of its Subsidiaries or (b) any Proprietary Rights of the Borrower or any of its Subsidiaries by others, in any way which might materially adversely affect the business, assets or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole.

          4.7. No Litigation. There are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole or materially
   impair   the  right   of   the  Borrower   and  its   Material
   Subsidiaries,  taken   as  a  whole,  to   carry  on  business
   substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other
   Loan Documents, or any action taken or to be taken pursuant hereto or thereto. There are no final judgments against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, exceeds in the aggregate five percent (5%) of the Consolidated Net Worth of the Borrower.

          4.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrower's knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Material Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or, to the best of the Borrower's knowledge, is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Material Subsidiaries, taken as a whole.

          4.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that are reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Material Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations.

          4.10. Tax Status. The Borrower and, to the best of the Borrower's knowledge, its Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by Generally Accepted Accounting Principles, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

          4.11.     No  Event of Default.  No Default or Event of
   Default has occurred and is continuing.

          4.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

          4.13. Certain Transactions. Except for arm's length transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and transactions disclosed in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ending December 31, 1994, none of the officers, directors or other key employees of the Borrower or any of its Material Subsidiaries is presently a party to any transaction with the Borrower or any of its Material Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

          4.14.     ERISA Compliance.

          (a) In General. To the best of the Borrower's knowledge, the Borrower and its Subsidiaries have complied in all material respects with provisions of the Code, to the extent applicable, and of ERISA relevant to the Borrower's Pension Plans (as defined in Section 3(2) of ERISA), including the provisions thereof respecting funding requirements for, and the termination of, such plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of
   Section 412 of the Internal Revenue Code.

          (b) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and except as disclosed on Schedule 4.14 attached hereto, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

          (c) Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          4.15.     Purpose Credit.

          (a) The Borrower has not engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

          (b) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrower's broker-dealer activities, if any, within the meaning of Regulation T of the Federal
   Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

          (c) The issuance of the Notes and the application of the proceeds thereof by the Borrower will not contravene Regulation X of the Federal Reserve Board (Title 12, Part 224, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

          4.16.     Environmental Compliance.

          (a) The Borrower has no actual knowledge that any operator of the Real Estate, has violated, or is alleged to have violated, any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Material Subsidiaries, taken as a whole.

          (b) Neither the Borrower nor any of its Material Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C.
   Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local ag40ncy or other third party has conducted or has ordered that the Borrower or any of its Material Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) Neither the Borrower nor any of its Material Subsidiaries are subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.

          4.17. Compliance With Fair Labor Standards Act. To the best of the Borrower's knowledge, the Borrower has at all times operated its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. Sections 106 and 207) except to the extent that the Borrower's failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole. To the best of the Borrower's knowledge, none of the Borrower's inventory has been produced by employees who are or were employed in violation of the minimum wage or maximum hour provisions of such Act or any regulations thereunder.

          4.18. Subsidiaries. Attached hereto as Schedule 4.18 is a schedule showing with respect to each Material Subsidiary the jurisdiction in which it is organized and the approximate percentage of the outstanding Voting Stock of that Subsidiary held either by the Borrower or another Subsidiary. All of the outstanding capital stock of each Material Subsidiary has been duly authorized and issued and is fully-paid and non-assessable; and, except as indicated in Schedule 4.18, free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer.

          4.19. Disclosure. No representation or warranty made by the Borrower in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of the Borrower and its Material Subsidiaries on a consolidated basis.

          5.   AFFIRMATIVE   COVENANTS  OF  THE  BORROWER.    The
   Borrower covenants and  agrees that,  so long as  any Loan  or
   Note is outstanding or any Bank has any obligation to make any Loans hereunder:

          5.1.  Punctual  Payment.   The Borrower  will duly  and
   punctually pay or cause to be paid the principal and interest on the Loans and the Facility Fee, all in accordance with the terms of this Credit Agreement and the Notes.

          5.2. Maintenance of Office. The Borrower will maintain its chief executive office in Chicago, Illinois, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

          5.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

          5.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks or, with respect to subsection (f) of this Sections 5.4 only, make available to each of the Banks at the Borrower's principal place of business:

          (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without material qualification as to any circumstance with could reasonably be expected to have a material adverse effect on the Borrower and its Material Subsidiaries, taken as a whole, by independent public accountants of nationally recognized standing selected by the Borrower and acceptable to the Majority Banks, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters in each of the Borrower's fiscal years, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrower's fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles and accompanied by a certificate of the principal financial officer of the Borrower stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 7.1 and
   7.2 as at the end of the period covered by such statements or during such period as may be required, and (if applicable) reconciliations to reflect changes in Generally Accepted
   Accounting Principles since the Balance Sheet Date (each a "Compliance Certificate");

          (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any holder of the Borrower's Funded Debt;

          (e) promptly upon request by the Agent or any Bank, all detailed audits or reports submitted to the Borrower by independent public accountants in connection with any annual or interim audits of the books of the Borrower or any Material Subsidiary; and

          (f) from time to time upon request by the Agent or any Bank, such other financial data and information (including, without limitation, accountants management letters and such other information regarding the business and affairs and condition, financial and other, of the Borrower, its Subsidiaries and their respective properties) as the Agent or any Bank may reasonably request, subject to the confidentiality provisions set forth in Section 25 hereof.

          5.5. Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights, franchises and Proprietary Rights and those of its Subsidiaries except to the extent that the Borrower's failure to do so will not have a materially adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole. It
   (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment, (b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Material Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 5.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Material Subsidiaries if such discontinuance is, in the sole judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Material Subsidiaries on a consolidated basis.

          5.6. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent; provided, however, that the Borrower and any Subsidiary may self-insure for physical damage to automobiles, welfare benefits and against liability to workers in any state or jurisdiction, or may effect worker's compensation insurance therein through an insurance fund operated by such state or jurisdiction; and provided, further, that notwithstanding anything to the contrary contained herein, the Borrower or such Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire or explosion in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer and not in any event less than 80% of the full insurable value of the property insured.

          5.7. Taxes; Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue or (b) properly file for and receive extensions for such payment and duly pay and discharge, or cause to be paid and discharged, within such extension period, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions, including states in which neither the Borrower nor any of its Subsidiaries conducts a material portion of its business, that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

          5.8. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its
   Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (such accountants being hereby authorized by the Borrower to so discuss and advise) all at such reasonable times and intervals as the Agent or any Bank may reasonably request. In connection with any such inspections or discussions, each Bank, on behalf of itself and any representative authorized by it, agrees to treat all non-public information as confidential information, and to take all reasonable precautions to prevent such confidential information from being exposed to third parties and to those of its employees and representatives who do not need to know such confidential information; provided that this Section 5.8 shall not affect the disclosure by any Bank of information required to be disclosed to its auditors, regulatory agencies or pursuant to subpoena or other legal process or by virtue of any other law, regulation, order or interpretation.

          5.9. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Material Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws which may be in effect from time to time, (b) the provisions of its charter documents and by-laws,
   (c) all agreements and instruments by which it or any of its properties or business may be bound and (d) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrower and its Material Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of the Obligations, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

          5.10.   Pension Plans.    The  Borrower  and  any  ERISA
   Affiliate shall:

          (a) promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred, notify the Agent that such ERISA Reportable
   Event has occurred.

          (b) promptly upon request make available to each Bank at the Borrower's principal place of business a copy of (i) any actuarial statement related to any pension plan required to be submitted under Section 103(d) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under Section 4065 of ERISA;

          (c) furnish to each Bank forthwith, a copy of (i) any notice of a pension plan termination sent to the PBGC under
   Section 4041(a) of ERISA and (ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4066 or 4068 of ERISA; and

          (d) furnish to each Bank a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

          5.11. Further Assurances. The Borrower will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

          5.12. Notices. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

          5.13.  Fair Labor  Standards Act.   The Borrower  will,
   and will  cause each of  its Subsidiaries  to, at   all  times
   operate its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. Sections 206 and 207) if the failure to comply with such provisions might reasonably be expected to have a materially adverse affect on the Borrower and its Subsidiaries, taken as a whole.

          5.14. Environmental Events. The Borrower will promptly give notice to the Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that might reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Material Subsidiaries on a consolidated basis.

          5.15. Notification of Claims. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which might reasonably be expected to have a materially adverse affect on the assets, liabilities, financial conditions or operations of the Borrower and its Material Subsidiaries on a consolidated basis.

          5.16. Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes, including without limitation the financing of capital expenditures and the acquisition of Personal Communications Services licenses and for working capital purposes.

          5.17. Notice of Litigation, Judgment and Material Events. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its
   Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which in aggregate with other such judgments against the Borrower or any of its

   Subsidiaries exceeds five percent (5%) of the Consolidated Net Worth of the Borrower and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to the Securities and Exchange Commission.

          6.   CERTAIN NEGATIVE  COVENANTS OF THE  BORROWER.  The
   Borrower covenants and  agrees that,  so long as  any Loan  or
   Note is outstanding or any Bank has any obligation to make any Loans hereunder:

          6.1. Federal Regulations. The Borrower will not, and will not permit any of its Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will not, directly or indirectly, use any part of the proceeds of any Loans for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

          6.2. Restrictions on Ability to Repay Loans. The Borrower will not, and will not permit any of its Material Subsidiaries to, become or remain subject to any restriction which could reasonably be expected to impair the Borrower's ability to repay in full its Obligations hereunder, including, without limitation, any restriction which would prohibit the distribution by any Material Subsidiary to the Borrower of proceeds from asset sales.

          6.3. Employee Benefit Plans. Neither the Borrowers nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in
   Section 302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

          6.4. Compliance with Environmental Laws. Except as permitted by any applicable Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous
   Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any
   Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner which is likely to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real
   Estate or use any Real Estate in any manner that might reasonably be expected to violate any Environmental Law or bring such Real Estate in violation of any Environmental Law if any of the foregoing would be reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole..

          6.5. Restricted Transactions. The Borrower will not, and will not permit any of its Subsidiaries to complete a Sale or incur any Funded Debt if an Event of Default will occur hereunder immediately after giving effect thereto as a consequence of such Sale or the incurrence of such Funded Debt.

          7.   FINANCIAL COVENANTS OF THE BORROWER.

          7.1.  Debt  Rating.   The  Borrower will  at all  times
   maintain a Debt Rating of BB+ or better by S&P.

          7.2.  Minimum Consolidated Net Worth.  The Consolidated
   Net Worth of the Borrower shall at all times be greater than $800,000,000.

          8.  CLOSING  CONDITIONS.    The effectiveness  of  this
   Agreement and the obligation  of any Bank to make  the initial
   Revolving Credit Loan on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

          8.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

          8.2. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

          8.3 Opinion of Borrower's Legal Counsel. Each of the Banks and the Agent shall have received from legal counsel to the Borrower, a favorable opinion addressed to the Banks and the Agent dated the Closing Date, in substantially the form of Exhibit D hereto.

          8.4. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower a copy of the Borrower's charter or other incorporation documents and by-laws certified by the Secretary of the Borrower to be true and complete as of the Closing Date.

          8.5. Incumbency Certificate. Each of the Banks shall have received from the Borrower an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party; (b) to make application for the Loans; and (c) to give notices and to take other action on its behalf under the Loan Documents.

          8.6. Good Standing Certificates. The Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the jurisdiction of its incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrower.

          9. CONDITIONS TO ALL BORROWINGS. The obligation of any Bank to make any Loan, including the initial Revolving
   Credit Loan to be made on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

          9.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrower contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

          9.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make the Loans.

          9.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          9.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent's Special Counsel, and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

          10. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans, the Facility Fee, or other sums due hereunder or under any of the other Loan Documents, on or prior to the second day immediately succeeding the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower or any Subsidiary of the Borrower shall fail to comply with any of its covenants contained in Sections 5.9, 5.10, 5.12 or 5.15 through 5.17, inclusive,
   Section 6 or Section 7;

          (d) the Borrower fails to perform any term, covenant or agreement contained in Section 5.4 for five (5) days after written notice of such failure has been given to the Borrower by the Agent or the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 10) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent or, if such performance is not possible within such thirty (30) day period, the Borrower shall fail to undertake such performance within such thirty (30) day period and thereafter to diligently and in good faith pursue the completion of such performance;

          (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

          (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in an amount equal to 15% of the aggregate amount of Funded Debt then outstanding and owing by the Borrower and its Subsidiaries, on a consolidated basis;

          (g) the Borrower or any of its Material Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Material Subsidiaries or of any substantial part of the assets of the Borrower or any of its Material Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Material Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries and the Borrower or any of its Material Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Material Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Material Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds in the aggregate five (5) percent of the Consolidated Net Worth of the Borrower;

   then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit
   Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 10(g) or Section 10(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

          If any one or more of the Events of Default specified in Section 10(g) or Section 10(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans hereunder. If any other Event of Default shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Banks arising under other agreements or instruments.

          11.  THE AGENT.

          11.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incident thereto.

          11.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and upon the occurrence and during the continuation of a Default or an Event of Default, all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

          11.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

          11.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement or the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or the other Banks, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          11.5. Payments. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to Obligations, a payment to the Agent shall be deemed to be a payment to each Bank of its pro rata share of such payment.

          11.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

          11.7. Indemnity. The Banks jointly and severally agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 12 or
   Section 13), and liabilities of every nature and character arising out of or related to this Credit Agreement or the Notes or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

          11.8. Agent as Bank. In its individual capacity, Bank of Boston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

          11.9. Resignation. The Agent may resign at any time by giving ninety (90) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint another Bank or any other financial institution as the successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor, if other than a Bank, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          12. EXPENSES. The Borrower agrees to pay (a) the reasonable cost of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Banks with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein each closing hereunder and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, and (e) all reasonable out-of-pocket expenses (including reasonable attorneys' (which attorneys may be employees of any Bank or the Agent) fees and costs) incurred by any Bank or the Agent in connection with
   (i) the enforcement of any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default,
   (ii) any so-called "work-out" of the Obligations and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries. The covenants of this Section 12 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

          13. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions evidenced hereby unless any such claims, actions or suits arise out of the Agent's or the Banks' intentional misconduct or gross negligence. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 13 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

          14. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Bank has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

   15.    ASSIGNMENT AND PARTICIPATION.

          Section 15.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Notes held by it; provided that (a) the Agent and the Borrower (unless such assignment is (i) to any Federal Reserve Bank or
   (ii) from the Agent to an affiliate of an Agent) shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is not less than $10,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
   Section 15.3, be released from its obligations under this Credit Agreement and (iii) Schedule 1.1(a) shall be deemed to be automatically amended to reflect the change in the Banks and each Bank's Commitment and Commitment Percentage resulting from such Assignment and Acceptance.

          15.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.4 and Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

          15.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

          15.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the
   Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five
   (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Upon the request of any Bank, the Borrower shall within five (5) days of the issuance of any new Notes pursuant to this Section 16.4, at the requesting Bank's expense, deliver an opinion of counsel, addressed to the Banks and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

          15.5.  Participations.        Each   Bank    may   sell
   participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that
   (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

          15.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices, any Bank may in accordance with the terms of Section 25 hereof disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge,
   (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

          15.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 10, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 10 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan
   Documents be  made  without regard  to  the interest  of  such
   transferor  Bank  in   the  Loans  to   the  extent  of   such
   participation.

          15.8.     Miscellaneous  Assignment  Provisions.    Any
   assigning Bank shall retain its rights to be indemnified pursuant to Section 12 and Section 13 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 15 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

          15.9. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Agent and each of the Banks.

          16. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified  first  class  mail,  postage prepaid,  or  sent  by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 30 North LaSalle Street, Chicago, Illinois 60602, Attention: Ronald Webster, (with a copy to Michael G. Hron, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603), or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent or Bank of Boston, at the address set forth for Bank of Boston on Schedule 1.1(a) hereto or such other address for notice as Bank of Boston shall last have furnished in writing to the Person giving the notice;

          (c) if to any other Bank, at the address set forth for such Bank in Schedule 1.1(a) hereto or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail, postage prepaid, three days after the date mailed.

          17. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS AND THE AGENT UNDER THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

          18. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          19. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          20. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 22.

          21. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Credit Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications contained herein.

          22.  CONSENTS,  AMENDMENTS,  WAIVERS, ETC.    Except as
   otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit

   Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the term of the Notes and the amount of the Commitments of the Banks may not be changed,
   (ii) the rate of interest on the Loans and the amount of the Facility Fee hereunder may not be decreased and (iii) the terms of this Section 22 may not be changed without the written consent of the Borrower and the written consent of each of the Banks; the definition of Majority Banks may not be amended without the written consent of each of the Banks; and
   Section 11 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

          23. FCC APPROVAL. Notwithstanding anything to the contrary contained in this Credit Agreement or in the other Loan Documents, neither the Agent nor any Bank will take any action pursuant to this Agreement or any of the other Loan Documents, which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Agents may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Agents to exercise and enjoy the full rights and benefits granted to the Agent, for the benefit of the Banks by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law.

          24. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

          25. CONFIDENTIALITY. Each of the Banks and the Agent agrees to keep any non-public information delivered or made available to it pursuant to this Credit Agreement or any other Loan Document confidential from any Person other than officers, employees, agents, designees or representatives of such Bank or the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Credit Agreement or any of the other Loan Documents; provided, that, nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to any assignee or participant that has agreed in writing to comply with the confidentiality provision of this Section 25 in connection with the contemplated assignment or participation, (ii) to any of its Affiliates to the extent any such Affiliates require such information in the ordinary course of the Agent's or such Bank's credit committee or asset management procedures, or
   (iii) as required or requested by any governmental authority or representative thereof or pursuant to legal process or as required in connection with the exercise or any remedy under this Credit Agreement or any of the other Loan Documents.

          IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

                              TELEPHONE AND DATA SYSTEMS, INC.


                              By  /s/ Ronald D. Webster
                              _____________________________
                                Name:  Ronald D. Webster
                                Title: Vice President and Treasurer


                              THE FIRST NATIONAL BANK
                                OF BOSTON, individually and
                                  as Agent


                              By:  /s/ Mary E. Meduski
                              -----------------------------
                                 Name:  Mary E. Meduski
                                 Vice President

   SCHEDULES AND EXHIBITS
   ----------------------

   EXHIBIT A:            Form of Revolving Credit Note
   EXHIBIT B:            Form of Loan Request
   EXHIBIT C:            Form of Compliance Certificate
   EXHIBIT D:            Form of Opinion of Borrower's Counsel
   EXHIBIT E             Form of Assignment and Acceptance

   SCHEDULE 1.1(a):      Revolving Credit Commitments
   SCHEDULE 1.1(b):      Eurodollar Lending Offices
   SCHEDULE 1.2          Margin Percentage
   SCHEDULE 4.14:        Assets and Accrued Benefits
   SCHEDULE 4.18         Material Subsidiaries

     The  Schedules and  Exhibits are  not being  filed herewith.
   The Company agrees to furnish a copy of such Schedules and Exhibits if so requested by the Commission.